Exhibit 10.27

FORM OF
DEED OF INDEMNITY

This Deed of Indemnity (this “Deed”) is made as of __________ 2011 by and between Ensco plc, a public limited company incorporated in England (the “Company”), and ____________________ (“Indemnitee”).

PRELIMINARY STATEMENTS

A.           Ensco plc, a public limited company incorporated in England (“the Company”) desires to attract and retain the services of highly qualified individuals, such as Indemnitee, to serve the Company and provide for the indemnification of, and advancement of expenses to, such persons to the maximum extent permitted by law.

B.           The Board of Directors of the Company has authorised Deeds of Indemnity between the Company and certain duly appointed or elected directors and officers of the Company, including the Indemnitee.

C.           The articles of association of the Company (the “Articles”) provide for the provision to its directors and officers and certain other persons of the benefit of an indemnity in respect of certain matters and in addition to any rights granted to Indemnitee under any agreement entered into between Indemnitee and the Company, the parties desire to enter into this Deed to provide for the indemnification of, and advancement of expenses to, Indemnitee to the maximum extent permitted by law.

D.           Indemnitee has been asked to serve as a director, secretary, officer or executive of the Company and, as partial consideration for agreeing to do so, the Company has agreed to enter into this Deed with Indemnitee.

AGREEMENT

In consideration of the premises and the covenants contained herein, of Indemnitee serving the Company or another Enterprise directly or at the request of the Company, and for other good and valuable consideration, receipt of which is hereby acknowledged, and intending to be legally bound hereby, the parties do hereby agree as follows:

1. Services to the Company.  Indemnitee has agreed, at the request of the Company to serve as a director, secretary, officer or executive of the Company.  In the event that at any time and for any reason Indemnitee resigns from such position (subject to any other contractual obligation or any obligation imposed by operation of law), the Company shall have no obligation under this Deed to continue Indemnitee in such position.  This Deed is not an employment contract between the Company (or any of its subsidiaries or any Enterprise) and Indemnitee.  The foregoing notwithstanding, this Deed shall continue in force after Indemnitee has ceased to serve in such capacity of the Company, subject to and in accordance with Section 15.

2. Definitions.  As used in this Deed:

(a) “Associated Company” shall be construed in accordance with the Companies Act 2006 (the “CA 2006”).

(b) “Corporate Status” means in respect of a person who is or was a director, secretary, officer, executive, trustee, partner, managing member, employee, agent or fiduciary of the Company or of any other Enterprise which such person is or was serving at the request of the Company, his status as such director, secretary, officer, executive, trustee, partner, managing member, employee, agent or fiduciary.

(c) “Enterprise” shall mean the Company and any other corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise of which Indemnitee is or was serving at the request of the Company as a director, secretary, officer, executive, trustee, partner, managing member, employee, agent or fiduciary.

(d) “Expenses” shall include all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of experts and other professionals, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees and all other disbursements, obligations or expenses of the types customarily incurred in connection with, or as a result of, prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a deponent or witness in, or otherwise participating in, a Proceeding.  Expenses also shall include (i) Expenses incurred in connection with any appeal resulting from any Proceeding, including without limitation the premium, security for, and other costs relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent, (ii) Expenses incurred in connection with recovery under any directors’ and officers’ liability insurance policies maintained by the Company, regardless of whether the Indemnitee is ultimately determined to be entitled to such indemnification, advancement or Expenses or insurance recovery, as the case may be, and (iii) Expenses incurred in connection with matters contemplated by or arising under Section 13(d).   The parties agree that for the purposes of any advancement of Expenses for which Indemnitee has made written demand to the Company in accordance with this Deed, all Expenses included in such demand that are certified by affidavit of Indemnitee’s counsel as being reasonable shall be presumed conclusively to be reasonable. Expenses, however, shall not include amounts paid in settlement by Indemnitee or the amount of judgments, fines, liabilities, losses or damages against Indemnitee.

(e) “Independent Counsel” means a law firm, or a partner (or, if applicable, member) of such a law firm, that is experienced in matters of corporation law and neither at the time of engagement is, nor in the five years prior to such engagement has been, retained to represent: (i) the Company, or Indemnitee in any matter material to either such party (other than with respect to matters concerning the Indemnitee under this Deed, or of other indemnitees under similar indemnification agreements); or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder.  Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company, or Indemnitee in an action to determine Indemnitee’s rights under this Deed.

(f) The term “Proceeding” shall mean any proceeding including any threatened, pending or completed action, suit, claim, counterclaim, cross claim, arbitration, mediation, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether brought in the right of the Company or otherwise and whether of a civil, criminal, administrative, regulatory, legislative or investigative (formal or informal) nature, including any appeal therefrom, in which Indemnitee was, is or will be involved as a party, potential party, non-party witness or otherwise by reason of the fact that Indemnitee is or was a director, secretary, officer or executive of the Company, by reason of any action or inaction taken by him or of any action or inaction on his part while acting as director, secretary, officer or executive of the Company, or by reason of the fact that he is or was serving as a director, secretary, officer, executive, employee or agent of the Company or another Enterprise, in each case whether or not serving in such capacity at the time any liability or expense is incurred for which indemnification, reimbursement, or advancement of expenses can be provided under this Deed; provided, however, other than with respect to a Proceeding in connection with or arising under this Deed with respect to the matters contemplated by or arising under Section 13(d), that the term “Proceeding” shall not include any action, suit or arbitration initiated by Indemnitee to enforce Indemnitee’s rights under this Deed.

3. Indemnity.  The Company shall, to the extent not prohibited by law and subject to Section 8, indemnify Indemnitee in accordance with the provisions of this Section 3 if Indemnitee is, or is threatened to be made, a party to or a participant in any Proceeding, against all Expenses, demands, actions, payments, judgments, fines, liabilities, losses, damages and amounts paid in settlement actually and reasonably incurred by Indemnitee or on his behalf in connection with such Proceeding or any claim, issue or matter therein, arising out of or in connection with:

(a) his appointment or service as a director of the Company or to any other Corporate Status;

(b) an act done, concurred in or omitted to be done (including any inaction) by the Indemnitee in connection with the Indemnitee’s performance of his functions, or service, as a director of the Company or as a holder of any other Corporate Status; or

(c) an investigation, examination or other Proceeding ordered or commissioned in connection with the affairs of the Company, or of any other Enterprise including the same reasonably incurred as a result of defending or settling any Proceeding.

4. Indemnification for Expenses of a Party Who is Wholly or Partly Successful.  Notwithstanding any other provisions of this Deed but subject to Section 8, to the fullest extent permitted by applicable laws and to the extent that Indemnitee is a party to or a participant in and is successful, on the merits or otherwise, in any Proceeding or in defence of any claim, issue or matter therein, in whole or in part, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith.  If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by him or on his behalf in connection with (a) each successfully resolved claim, issue or matter and (b) any claim, issue or matter related to any such successfully resolved claim, issue or matter to the fullest extent permitted by applicable law.  For purposes of this Section 4 and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.  This provision is in addition to, and not by way of limitation of, any other rights of Indemnitee hereunder.

5. Indemnification For Expenses of a Witness.  Notwithstanding any other provision of this Deed but subject to Section 8, to the fullest extent permitted by applicable law and to the extent that Indemnitee is, by reason of his Corporate Status, a witness or otherwise asked to participate in any aspect of a Proceeding to which Indemnitee is not a party, he shall be indemnified against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith.

6. Partial Indemnification.  If Indemnitee is entitled under any provision of this Deed to indemnification by the Company for some or a portion of Expenses or other costs or expenses, including attorney’s fees and disbursements, but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled.

7. Additional Indemnification.

(a) Notwithstanding any limitation in Sections 3 but subject to Section 8, the Company shall indemnify Indemnitee to the fullest extent permitted by applicable law if Indemnitee is a party to or participant in or is threatened to be made a party to any Proceeding (including a Proceeding by or in the right of the Company or  to procure a judgment in its favor) against all Expenses, demands, actions, payments, judgments, fines, liabilities, losses, damages and amounts paid in settlement actually and reasonably incurred by or on behalf of Indemnitee in connection with the Proceeding.

(b) For purposes of Section 7(a), the meaning of the phrase “to the fullest extent permitted by applicable law” shall include, but not be limited to:

(i) to the fullest extent permitted by the provisions of the Articles that authorize, permit or contemplate additional indemnification by agreement, court action or the corresponding provision of any amendment to or replacement of the Articles or such provisions thereof;

(ii) to the fullest extent permitted by the provisions of English law that authorize, permit or contemplate additional indemnification by agreement, court action or the corresponding provision of any amendment to or replacement of English law or such provisions thereof; and

(iii) to the fullest extent authorized or permitted by any amendments to or replacements of English law (or such successor law), the Articles or the agreement or court action adopted, entered into or that are adjudicated after the date of this Deed that increase the extent to which a company may indemnify its directors, secretaries, officers and executives.

8. Exclusions.  Notwithstanding any provision in this Deed to the contrary, the Company does not under this Deed make any indemnity in respect of:

(a)           any claim brought against the Indemnitee by the Company or an Associated Company for negligence, default, breach of duty or breach of trust;

(b)           any liability of the Indemnitee to pay:

(i)	a fine imposed in criminal proceedings; or

(ii)	a sum payable to a regulatory authority by way of a penalty in respect of non-compliance with any requirement of a regulatory nature (however arising):
(c) any liability incurred by the Indemnitee:

(i)	in defending any criminal proceedings in which he is convicted;

(ii)	in defending any civil proceedings brought by the Company or an Associated Company in which judgment is given against him; or

(iii)	in connection with any application under Section 661(3) or (4) CA 2006 or Section 1157 CA 2006 in which the court refuses to grant the Director relief;

and references to a conviction, judgment or refusal of relief are to the final decision in the proceedings which shall be determined in accordance with Section 234(5) CA2006;

                      (d)           any claim for which payment has actually been made to or on behalf of Indemnitee under any insurance policy or other provision, except with respect to any excess beyond the amount paid under any insurance policy or other indemnity provision;

(e)(i) an accounting of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Company within the meaning of Section 16(b) of the U.S. Securities Exchange Act of 1934, as amended, or any successor provision or similar provisions of state statutory or common law, or (ii) any reimbursement of the Company by the Indemnitee of any bonus or other incentive-based or equity-based compensation or of any profits realized by the Indemnitee from the sale of securities of the Company, as required in each case under the Exchange Act (including any such reimbursements that arise from an accounting restatement due to the material noncompliance of the Company, as a result of the misconduct of Indemnitee, with any financial reporting requirement under the securities laws pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), or the payment to the Company of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 306 of the Sarbanes-Oxley Act);

(f) any claim for which payment is expressly prohibited by law; or

(g) except as provided in Section 13(d) of this Deed, any Proceeding (or any part of any Proceeding) initiated by Indemnitee, including any Proceeding (or any part of any Proceeding) initiated by Indemnitee against the Company or  or its directors, officers, employees or other indemnitees, unless (i) the board of directors of the Company authorized the Proceeding (or any part of any Proceeding) prior to its initiation, (ii) such payment arises in connection with any mandatory counterclaim or cross-claim or affirmative defense brought or raised by Indemnitee in any Proceeding (or any part of any Proceeding), or (iii) the Company provides the indemnification, in its sole discretion, pursuant to the powers vested in  under applicable law.

These exclusions shall not limit the right to advancement of Expenses under Section 9 or otherwise under this Deed pending the outcome of any Proceeding unless such advancement of Expenses is expressly prohibited by law.  Notwithstanding the foregoing, this provision shall not limit Indemnitee’s obligation to repay Expenses as expressly contemplated elsewhere in this Deed or as otherwise expressly required by law.

9. Advances of Expenses.  The Company shall advance, to the extent not prohibited by law, the Expenses incurred by or on behalf of Indemnitee in connection with any Proceeding (or any part of any Proceeding), and such advancement shall be made within 20 days after the receipt by the Company of a statement or statements requesting such advances (which shall include invoices received by Indemnitee in connection with such Expenses but, in the case of invoices in connection with legal services, any references to legal work performed or to expenditures made that would cause Indemnitee to waive any privilege accorded by law shall not be included with the invoice) from time to time, whether prior to or after final disposition of any Proceeding.  Advances shall be unsecured and interest free.  Advances shall be made without regard to Indemnitee’s ability to repay the expenses and without regard to Indemnitee’s ultimate entitlement to indemnification under the other provisions of this Deed.

In accordance with Section 13(d), advances shall include any and all reasonable Expenses incurred pursuing an action to enforce this right of advancement and to enforce Indemnitee’s rights generally under this Deed (including rights to indemnity generally), including Expenses incurred preparing and forwarding statements to the Company to support the advances claimed.  The Indemnitee shall qualify for advances upon the execution and delivery to the Company of this Deed which shall constitute an undertaking providing that the Indemnitee undertakes to repay the advance of Expenses in the circumstances and at the time set out in s205 CA 2006 and otherwise to the extent required by law if and to the extent that it is ultimately determined by a court of competent jurisdiction in a final judgment, not subject to appeal, or other competent authority or arbitrator, that Indemnitee is not entitled to be indemnified by the Company.  This Section 9 shall not apply to any claim made by Indemnitee for which indemnity is excluded pursuant to Section 8 following the ultimate determination by a court of competent jurisdiction in a final judgment, not subject to appeal, or other competent authority or arbitrator.  The right to advances under this paragraph shall in all events continue until final disposition of any Proceeding, including any appeal therein.  For the avoidance of doubt, the provisions of Section 11 shall not apply to advancement of Expenses as contemplated by this Section 9.

10. Procedure for Notification and Defence of Claim.

(a) To obtain indemnification under this Deed or advancement of Expenses or other costs or expenses, including attorney’s fees and disbursements, contemplated hereby, Indemnitee shall submit to the Company a written request therefor.

(b) The Company will be entitled to participate in the Proceeding at its own expense.

(c) The Company shall not settle any Proceeding (in whole or in part) if such settlement would impose any Expenses, demands, actions, payments, judgments, fines, liabilities, losses, damages and amounts paid in settlement on Indemnitee for which Indemnitee is not entitled to be indemnified hereunder without the Indemnitee’s prior written consent.

11. Procedure Upon Application for Indemnification.

(a) The Company shall promptly provide the indemnification rights and undertake related obligations contemplated by this Deed.  If Indemnitee submits a request for indemnification pursuant to Section 10(a), the Company shall advise Indemnitee in writing within 30 days from the date of such request whether it agrees to provide indemnification or that it objects to such request for indemnification. Within 10 days of receipt of such objection, Indemnitee may submit a request in writing to the Company, at Indemnitee’s election, that the board of directors of the Company or Independent Counsel shall make a determination with respect to Indemnitee’s entitlement to indemnification. If such determination is made by Independent Counsel, it shall be in a written statement to the board of directors of the Company, a copy of which shall be delivered to Indemnitee and, if it is so determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within 10 days after such determination.  Indemnitee shall cooperate with the Independent Counsel making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to such counsel upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any costs or expenses (including attorneys’ fees and disbursements) incurred by or on behalf of Indemnitee in so cooperating with the Independent Counsel shall be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and the Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom.

(b) The Independent Counsel shall be selected by Indemnitee and notified in writing to the Company.  The Company may, within 10 days after written notice of such selection, deliver to the Indemnitee a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 2, and the objection shall set forth with particularity the factual basis of such assertion.  Absent a proper and timely objection, the person so selected shall act as Independent Counsel.  If such written objection is so made and substantiated, the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit.  If, within 20 days after the later of submission by Indemnitee of a written request for indemnification pursuant to Section 10(a), and the final disposition of the Proceeding, including any appeal therein, no Independent Counsel shall have been selected and not objected to, the Indemnitee may petition a court of competent jurisdiction for resolution of any objection which shall have been made by the Company to the selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the court or by such other person as the court shall designate, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under Section 11(a).  Upon the due commencement of any judicial proceeding or arbitration pursuant to Section 13(a), Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

(c) If the Company disputes a portion of the amounts for which indemnification is requested, the undisputed portion shall be paid and only the disputed portion withheld pending resolution of any such dispute.

(d) The Company shall pay the reasonable fees and expenses of the Independent Counsel referred to above and fully indemnify such counsel against any and all Expenses, claims, liabilities and damages arising out of or relating to this Deed or its engagement pursuant hereto.

12. Presumptions and Effect of Certain Proceedings.

(a) In making a determination with respect to entitlement to indemnification hereunder, the person or persons or entity making such determination shall, to the fullest extent not prohibited by law, presume that Indemnitee is entitled to indemnification under this Deed if Indemnitee has submitted a request for indemnification in accordance with Section 10(a), and the Company shall have the burden of proof to overcome that presumption in connection with the making by any person, persons or entity of any determination contrary to that presumption. Neither the failure of the Company (or its directors) or of Independent Counsel to have made a determination prior to the commencement of any action pursuant to this Deed that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the Company (or its directors) or by Independent Counsel that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct.

(b) The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Deed) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that his conduct was unlawful.

(c) For purposes of any determination of good faith, Indemnitee shall be deemed to have acted in good faith if Indemnitee’s action or inaction is based on the records or books of account of the Enterprise, including financial statements, or on information supplied to Indemnitee by the directors or officers of the Enterprise in the course of their duties, or on the advice of legal counsel for the Enterprise or the board of directors of the Company or counsel selected by any committee of the board of directors of the Company or on information or records given or reports made to the Enterprise by an independent certified public accountant or by an appraiser, investment banker or other expert selected with reasonable care by the Company or the board of directors of the Company or any committee of the board of directors of the Company.  The provisions of this Section 12(c) shall not be deemed to be exclusive or to limit in any way the other circumstances in which the Indemnitee may be deemed to have met the applicable standard of conduct set forth in this Deed.

(d) The knowledge and/or actions, or failure to act, of any director, secretary, officer, executive, trustee, partner, managing member, employee, agent or fiduciary of the Enterprise (not being Indemnitee) shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Deed.

13. Remedies of Indemnitee.

(a) Subject to Section 13(e), in the event that (i) a determination is made pursuant to Section 12 that Indemnitee is not entitled to indemnification under this Deed, (ii) advancement of Expenses is not timely made pursuant to Section 9, (iii) no determination of entitlement to indemnification shall have been made pursuant to Section 11(a) within 90 days after receipt by the Company of the request for indemnification, (iv) payment of indemnification is not made pursuant to Section 4 or 5 or the last sentence of Section 11(a) within 10 days after receipt by the Company of a written request therefor, or (v) payment of indemnification pursuant to Section 3 or 8 is not made within 10 days after a determination has been made that Indemnitee is entitled to indemnification, Indemnitee shall be entitled to apply to court for an adjudication of his entitlement to such indemnification or advancement of Expenses. Alternatively, Indemnitee, at his option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association. Indemnitee shall commence such proceeding seeking an adjudication or an award in arbitration within 180 days following the date on which Indemnitee first has the right to commence such proceeding pursuant to this Section 13(a); provided, however, that the foregoing clause shall not apply in respect of a proceeding brought by Indemnitee to enforce his rights under Section 4.  The Company shall not oppose Indemnitee’s right to seek any such adjudication or award in arbitration.

(b) In the event that a determination shall have been made pursuant to Section 11(a) that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 13 shall be conducted in all respects as a de novo trial, or arbitration, on the merits and Indemnitee shall not be prejudiced by reason of that adverse determination. In any judicial proceeding or arbitration commenced pursuant to this Section 13, the Company shall have the burden of proving Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be.

(c) If a determination shall have been made pursuant to Section 11(a) that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 13, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) an express prohibition of such indemnification under applicable law.

(d) The Company shall, to the fullest extent not prohibited by law, be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 13 that the procedures and presumptions of this Deed are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Deed. It is the intent of the Company that, to the fullest extent permitted by law, the Indemnitee not be required to incur legal fees or other Expenses associated with the interpretation, enforcement or defense of Indemnitee’s rights under this Deed by litigation or otherwise because the cost and expense thereof would substantially detract from the benefits intended to be extended to the Indemnitee hereunder. The Company shall, to the fullest extent permitted by law, indemnify Indemnitee against any and all Expenses and, if requested by Indemnitee, shall (within 10 days after receipt by the Company of a written request therefor) advance, to the extent not prohibited by law, such Expenses to Indemnitee, which are incurred by or on behalf of Indemnitee in connection with any action brought by Indemnitee for indemnification or advancement of Expenses from the Company under this Deed or under any directors’ and officers’ liability insurance policies maintained by the Company, if, in the case of indemnification, Indemnitee is wholly successful on the underlying claims; if Indemnitee is not wholly successful on the underlying claims, then such indemnification shall be only to the extent Indemnitee is successful on such underlying claims or otherwise as permitted by law, whichever is greater.

(e) Notwithstanding anything in this Deed to the contrary, no determination as to entitlement to indemnification under this Deed shall be required to be made prior to the final disposition of the Proceeding, including any appeal therein.

(f) To the extent that the Company is unable to pay any amounts for indemnification or advancement of Expenses hereunder, Indemnitee may pursue any other company in the Ensco group to receive such indemnification or advancement of Expenses.

14. Non-Exclusivity; Survival of Rights; Insurance; Subrogation.

(a) The rights of indemnification and to receive advancement of Expenses as provided by this Deed shall not be exclusive of, a substitute for, or to diminish or abrogate, any other rights to which Indemnitee may at any time be entitled under applicable law, the Articles, any agreement (including any agreement between Indemnitee and any other Enterprise), a vote of stockholders or a resolution of directors, or otherwise, and rights of Indemnitee under this Deed shall supplement and be in furtherance of any other such rights.  More specifically, the parties intend that Indemnitee shall be entitled to (i) indemnification to the maximum extent permitted by, and the fullest benefits allowable under, English law in effect at the date hereof or as the same may be amended to the extent that such indemnification or benefits are increased thereby, and (ii) such other benefits as are or may be otherwise available to Indemnitee pursuant to this Deed, any other agreement or otherwise.  The rights of Indemnitee hereunder shall be a contract right and, as such, shall run to the benefit of Indemnitee.  No amendment, alteration or repeal of this Deed or of any provision hereof shall limit or restrict any right of Indemnitee under this Deed in respect of any action taken or omitted by such Indemnitee in his Corporate Status prior to such amendment, alteration or repeal. To the extent that a change in English law, whether by statute or judicial decision, permits greater indemnification or advancement of Expenses than would be afforded currently, including without limitation under the Articles and/or this Deed, it is the intent of the parties hereto that Indemnitee shall enjoy by this Deed the greater benefits so afforded by such change and this Deed shall be automatically amended to provide the Indemnitee with such greater benefits.  No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

(b) To the extent that the Company (including any affiliates) maintains an insurance policy or policies providing liability insurance for directors, secretaries, officers, executives, employees or agents of the Company or of any other Enterprise, Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such director, secretary, officer, executive, employee or agent under such policy or policies (notwithstanding any limitations regarding indemnification or advancement of Expenses hereunder and whether or not the Company would have the power to indemnify such person against such covered liability under this Deed).  If, at the time of the receipt of a notice of a claim pursuant to the terms hereof, the Company has such liability insurance in effect, the Company shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies, including by bringing claims against the insurers.

(c) In the event of any payment under this Deed, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute at the request of the Company all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

(d) The Company shall not be liable under this Deed to make any payment of amounts otherwise indemnifiable hereunder or for which advancement of Expenses is provided hereunder if and to the extent that Indemnitee has otherwise actually received (by way of payment to or to the order of the Indemnitee) such payment under any insurance policy, contract, agreement or otherwise.

(e) The Company’s obligation to indemnify or advance Expenses hereunder to Indemnitee who is or was serving at the request of the Company as a director, secretary, officer, executive, trustee, partner, managing member, employee, agent or fiduciary of any other Enterprise shall be reduced by any amount Indemnitee has actually received as indemnification or advancement of Expenses from such other Enterprise.

15. Duration of Deed.  This Deed shall continue until and terminate upon the later of (a) 10 years after the date that Indemnitee shall have ceased to serve at the request of the Company as a director, secretary, officer or executive of the Company or other Enterprise or (b) one year after the final termination of any Proceeding, including any appeal, then pending in respect of which Indemnitee is granted rights of indemnification or advancement of Expenses hereunder and of any proceeding (including any appeal) commenced by Indemnitee pursuant to Section 13 relating thereto.

16. Successors and Assigns.  This Deed shall be binding upon and be enforceable by the parties hereto and their respective successors and assigns (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company ), shall continue as to an Indemnitee who has ceased to be a director, officer, employee or agent of the Company or of any other Enterprise, and shall inure to the benefit of Indemnitee and his or her spouse, assigns, heirs, devisees, executors and administrators and other legal representatives.  The Company shall require and shall cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company to, by written agreement in form and substance satisfactory to the Indemnitee, expressly to assume and agree to perform this Deed in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.  Failure to comply with the foregoing shall be a breach of this Deed.

17. Severability.  The parties intend that the rights granted under this Deed and the obligations of the Company hereunder comply in all respects with the applicable English law, including any limitations on indemnity or the ability for Indemnitee to request be excused for negligence, default, breach of duty or breach of trust (however such limitations or rights may exist from time to time under English law).  If any provision or provisions of this Deed shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Deed (including without limitation, each portion of any Section of this Deed containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by law; (b) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (c) to the fullest extent possible, the provisions of this Deed (including, without limitation, each portion of any Section of this Deed containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.

18. Enforcement.

(a) The Company expressly confirms and agrees that it has entered into this Deed and assumed the obligations imposed on it hereby in order to induce Indemnitee to serve as a director, secretary, officer or executive of the Company, and the Company acknowledges that Indemnitee is relying upon Deed in serving as a director, secretary, officer or executive of the Company.

(b) This Deed is a supplement to and in furtherance of any obligations of the Articles, applicable law, agreements or deeds with the Company or any other Enterprise and any applicable insurance maintained for the benefit of Indemnitee, and shall not supersede, nor diminish or abrogate any rights of Indemnitee under, any indemnification or other agreements previously entered into between Indemnitee and the Company (or any of its subsidiaries or any Enterprise), it being the intention of the Company that Indemnitee shall be entitled to the indemnification provided under any or all agreements to the fullest extent permitted by law. In the event of a conflict between this Deed and any agreement or deed between the Company (or any of its subsidiaries or any Enterprise) and Indemnitee, the agreement or deed (or provision thereof), as applicable, granting Indemnitee the greatest legally enforceable rights shall prevail.

19. Modification and Waiver.  No supplement, modification or amendment, or wavier of any provision, of this Deed shall be binding unless executed in writing by the parties thereto. No waiver of any of the provisions of this Deed shall be deemed or shall constitute a waiver of any other provisions of this Deed nor shall any waiver constitute a continuing waiver.

20. Notice by Indemnitee.  Indemnitee agrees promptly to notify the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification or advancement of Expenses covered hereunder. The failure of Indemnitee to so notify the Company shall not relieve the Company of any obligation which it may have to the Indemnitee under this Deed or otherwise.

21. Notices.  All notices, requests, demands and other communications under this Deed shall be in writing and shall be deemed to have been duly given if (a) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, (b) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed, (c) mailed by reputable overnight courier and receipted for by the party to whom said notice or other communication shall have been directed or (d) sent by e-mail or facsimile transmission, with receipt of confirmation that such transmission has been received:

(a) if to Indemnitee, at such addresses as Indemnitee shall provide to the Company; or

(b) if to the Company, to:

Ensco plc
6 Chesterfield Gardens, 3rd Floor
London W1J 5BQ
United Kingdom

or to any other addresses as may have been furnished to Indemnitee by the Company.

22. Contribution.  To the fullest extent permissible under applicable law, if the indemnification and/or advancement of Expenses provided for in this Deed is unavailable to Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee, whether for Expenses, judgments, fines, liabilities, losses, damages, excise taxes and/or amounts paid or to be paid in settlement, in connection with any claim relating to an indemnifiable event under this Deed, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect: (a) the relative benefits received by the Company and Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such Proceeding; and/or (b) the relative fault of the Company (and its directors, secretaries, officers, executives, employees and agents) and Indemnitee in connection with such event(s) and/or transaction(s).

23. Applicable Law and Consent to Jurisdiction.  This Deed and the legal relations among the parties shall be governed by, and construed and enforced in accordance with, the laws of England, without regard to its conflict of laws rules. Except with respect to any arbitration commenced by Indemnitee pursuant to Section 13(a), the Company and Indemnitee hereby irrevocably and unconditionally (a) agree that any action or proceeding arising out of or in connection with this Deed may only be brought in English courts and not in any other state or federal court in the United States of America, (b) consent to submit to the exclusive jurisdiction of English courts for purposes of any action or proceeding arising out of or in connection with this Deed, (c) appoint, to the extent such party is not otherwise subject to service of process in England, Baker & McKenzie LLP, London, England, for the attention of the Head of Dispute Resolution, as its agent in England, for acceptance of legal process in connection with any such action or proceeding against such party with the same legal force and validity as if served upon such party personally within such jurisdiction, and (d) waive any objection to the laying of venue in England and waive, and agree not to plead or make, any claim that any such action or proceeding brought in such places has been brought in an improper or inconvenient forum.

24. Third Party Beneficiaries.  Nothing in this Deed shall be construed for any shareholder or creditor of the Company to be a third party beneficiary or to confer any such persons beneficiary rights or status.

25. Counterparts.  This Deed may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Deed.  Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Deed.

26. Headings.  The headings of the sections of this Deed are inserted for convenience only and shall not be deemed to constitute part of this Deed or to affect the construction thereof.

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The parties have caused this Deed to be signed as of the day and year first above written.

EXECUTED as a deed by
Ensco plc                                             ________________________________
Name and title

                                                                        ________________________________
Name and title

SIGNED as a deed
By                                                      ______________________, Indemnitee
            in the presence of:

                ___________________________
Name of witness:
Address of witness:

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